UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2025

CAMP4 THERAPEUTICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-42365	81-1152476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 1400 West, 3rd Floor Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number, including area code): (617) 651-8867
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CAMP	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 12, 2025, the Board of Directors (the “Board”) of the CAMP4 Therapeutics Corporation (the “Company”) appointed Douglas Williams, PhD as a Class I director, and Murray Stewart, DM FRCP as a Class II director, in each case, effective March 17, 2025. Dr. Williams has also been appointed to the Audit Committee of the Board (the “Audit Committee”). In connection with the director appointments, the Board increased the size of the Board from ten members to twelve members.
Dr. Williams, age 67, previously served as Executive Vice President and President, Research & Development of Sana Biotechnology, Inc., a biotechnology company, from April 2023 to April 2024. Prior to Sana, Dr. Williams served as President and Chief Executive Officer of Codiak BioSciences, Inc., a biotechnology company, from 2015 to April 2023. Dr. Williams previously served as Executive Vice President, Research and Development at Biogen Inc. from 2011 to 2015. Prior to Biogen, Dr. Williams served as Chief Executive Officer of ZymoGenetics, Inc., a biotechnology company, until its acquisition by Bristol-Myers Squibb Company. Dr. Williams previously held various leadership positions within the biotechnology industry, including serving as Chief Scientific Officer and Executive Vice President of Research and Development at Seagen Inc. (formerly Seattle Genetics, Inc.), a biotechnology company, and Senior Vice President and Washington Site Leader at Amgen Inc. Dr. Williams also served in a series of scientific and senior leadership positions of increasing responsibility at Immunex Corp., a pharmaceutical company, including Executive Vice President and Chief Technology Officer, Senior Vice President of Discovery Research, and Vice President of Research and Development. Prior to Immunex, Dr. Williams served on the faculty of the Indiana University School of Medicine and the Department of Laboratory Medicine at the Roswell Park Memorial Institute in Buffalo, New York. Dr. Williams has served as Chairman of the board of directors of Climb Bio, Inc., a biotechnology company, since November 2024, and of AC Immune SA, a biotechnology company, since June 2018. He previously served on the boards of directors of Codiak from 2015 to April 2023, Panacea Acquisition Corp. II, a special purpose acquisition company, from June 2021 to April 2023, and Ovid Therapeutics Inc., a biotechnology company, from 2016 to June 2021. On March 27, 2023, Codiak filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code. Dr. Williams received his Ph.D. in Physiology from the State University of New York at Buffalo, Roswell Park Memorial Institute Division, his B.S. in Biological Sciences from the University of Massachusetts Lowell, and his A.A. from Greenfield Community College. The Company believes that Dr. Williams’s extensive experience serving in executive roles in the biotechnology industry and leading the development of numerous therapeutics qualify him to serve on the Company's Board.

Dr. Stewart, age 64, served as the interim Chief Medical Officer of X4 Pharmaceuticals, Inc., a biopharmaceutical company, from November 2022 to September 2023. He previously served as Senior Medical Advisor of Rhythm Pharmaceuticals, Inc., a biopharmaceutical company, from September 2021 to September 2022, and prior to that, as Chief Medical Officer from 2018 to September 2021. He previously served as Head of Research and Development for Novelion Therapeutics Inc., a biopharmaceutical company, from 2017 to 2018. Prior to that, Dr. Stewart held various positions of increasing responsibility at GlaxoSmithKline, including serving as Chief Medical Officer from 2014 to 2017, with global responsibility for patient well-being across the vaccine, pharmaceutical, and consumer business units. He also held multiple research and development leadership roles, including Chief Medical Officer for the pharmaceutical business, Clinical Head of the Biopharma Unit, and Therapy Area Head for metabolic and cardiovascular diseases. Prior to joining GlaxoSmithKline, he worked as a consultant physician and honorary senior lecturer at the Diabetes Center in Newcastle upon Tyne in the United Kingdom. Dr. Stewart has served on the board of directors of X4 Pharmaceuticals since March 2019. He previously served on the boards of directors of VectivBio Holding AG from July 2021 to May 2023, and of Amarin Corporation plc from January 2023 to March 2023. Dr. Stewart holds an DM from Southampton Medical School and is a Fellow of the Royal College of Physicians. The Company believes that Dr. Stewart’s extensive biopharmaceutical leadership experience, including experience in research, clinical development and regulatory strategy, provide him with the qualifications and skills to serve on the Company's Board.

Pursuant to the Company’s non-employee director compensation policy (the “Non-Employee Director Compensation Policy”), on March 17, 2025, each of Dr. Williams and Dr. Stewart was granted an option under the Company's 2024 Equity Incentive Plan to purchase 17,787 shares of the Company's common stock, such stock options to vest in monthly installments over three years from grant, subject to continued service to the Board through the applicable vesting date. Additionally, each of Dr. Williams and Dr. Stewart will receive the cash retainers provided under the Non-Employee Director Compensation Policy for service on the Board, and Dr. Williams will receive the cash retainer provided under the Non-Employee Director Compensation Policy for his service on the Audit Committee.
Also in connection with their election to the Board, each of Dr. Williams and Dr. Stewart will enter into the Company’s standard form of indemnification agreement for directors, a copy of which was filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1/A (File No. 333-282241) filed with the SEC on September 26, 2024.
Neither of Dr. Williams nor Dr. Stewart is subject to any arrangements or understandings with any other person pursuant to which he was appointed as a director of the Company. Neither of Dr. Williams nor Dr. Stewart was involved in any transactions with the Company in an amount exceeding $120,000 since the beginning of the Company’s last fiscal year and there are no such currently proposed transactions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMP4 THERAPEUTICS CORPORATION

By:	/s/ Josh Mandel-Brehm
Name: Josh Mandel-Brehm
Title: President and Chief Executive Officer
Date: March 18, 2025